Exhibit T3A.2.41

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/08/2002 020014234 - 3477743

CERTIFICATE OF FORMATION

OF

PJC REVERE REALTY LLC

This Certificate of Formation of PJC REVERE REALTY LLC (the “Company”), dated as of January 8, 2002, is being duly executed and filed by the undersigned, as authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Sec. 18-101, et seq.).

FIRST. The name of the limited liability company formed hereby is PJC Revere Realty LLC.

SECOND. The address of the registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of its Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Julianne M. Ells
Julianne M. Ells, Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 05:03 PM 05/27/2003 FILED 03:59 PM 05/27/2003 SRV 030343947 - 3477743 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

PJC REVERE REALTY LLC

PURSUANT TO SECTION 18-202 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

****

1)	The name of the Limited Liability Company is PJC Revere Realty LLC.

2)	The Certificate of Amendment is hereby amended to change Article “2” of the Certificate of Formation to read as follows:

“2. The address of the registered office in the State of Delaware is 615 South DuPont Highway, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is NATIONAL CORPORATE RESEARCH, LTD.”

The undersigned, an authorized person of the limited liability company, executes this Certificate of Amendment on May 27, 2003.

/s/ Randy Wyrofsky
Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 01:18 PM 09/26/2005 FILED 12:58 PM 09/26/2005 SRV 050785469 - 3477743 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company:	PJC Revere Realty LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
The registered agent will now be know as The Corporation Trust Company located at 1209 Orange Street, Wilmington, DE 19801

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 23rd day of September, A.D. 05.

By:	/s/ Kristen Betzger
Authorized Person(s)

Name:	Kristen Betzger
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